SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **AXIOM MANAGEMENT INC.**, did on May 22, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 23, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk

Incorporator's Certificate
of
Axiom Management Inc.

I, Meghan Record, the sole Incorporator of Axiom Management Inc., a(n) Nevada corporation formed in accordance with the laws of that state, sign this statement to set forth action taken as follows:

FIRST: I state that the Certificate of Incorporation of Axiom Management Inc., a true copy of which is annexed to this statement, was filed with the Department of State of Nevada on 05/22/2007.

SECOND: The by-laws annexed to this statement have been adopted by me as the bylaws of Axiom Management Inc.

THIRD: The following persons have been nominated and elected by me as directors of Axiom Management Inc. to hold office until the first annual meeting of shareholders and until their successors are elected and qualify:

Thomas Ravatt
James P. Clapp
Peter Morales

FOURTH: I hereby assign all my rights, responsibilities, and duties as incorporator of Axiom Management Inc. to the above-named Directors. After execution of this Certificate, the Incorporator named herein shall have no rights, responsibilities, or duties in regards to this corporation.

The foregoing is established by my signature on this instrument at 26520 Agoura Road, Calabasas, California 91302, on 05/22/2007.

Meghan Record, Incorporator

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070354002-73
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 05/22/2007 4:45 PM
	Entity Number E0360982007-2

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation:***	Axiom Management Inc.
2. ***Resident Agent Name and Street Address:*** *(must be a Nevada address where process may be served)*	National Registered Agents, Inc. of NV Name 1000 East William Street, Suite 204 — Carson City — Nevada 89701 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. ***Shares:*** *(number of shares corporation is authorized to issue)*	Number of shares with par value: 1,500 — Par value per share: $ 0.01 — Number of shares without par value:
4. ***Names & Addresses of the Board of Directors/Trustees:*** *(each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)*	1. Thomas Ravatt Name 2447 West Beverly Blvd. — Montebello — CA 90640 Street Address — City — State — Zip Code 2. James F. Clapp Name 2447 West Beverly Blvd. — Montebello — CA 90640 Street Address — City — State — Zip Code 3. Peter Morales Name 2447 West Beverly Blvd. — Montebello — CA 90640 Street Address — City — State — Zip Code
5. ***Purpose:*** *(optional - see instructions)*	The purpose of this Corporation shall be: Staffing acquisition
6. ***Name, Address and Signature of Incorporator:*** *(attach additional page if more than 1 incorporator)*	Meghan Record — X [signature] Name — Signature 26520 Agoura Road — Calabasas — CA 91302 Address — City — State — Zip Code
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] asst. — 5/22/07 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

May 22, 2007

Job Number	Corporation Number	
C20070522-2472	E0360982007-2	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Articles of Incorporation	20070354002-73	May 22, 2007 04:45:12 PM

Corporation Name	Resident Agent
AXIOM MANAGEMENT INC.	NATIONAL REGISTERED AGENTS INC OF NV

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Job Receipt

May 23, 2007

Job Number: C20070522-2472
Account Number: 750930

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20070354002-73	5/22/2007 4:45:12 PM	1	$75.00	$75.00
24 Hour Expedite	20070354002-73	5/22/2007 4:45:12 PM	1	$125.00	$125.00
Total					$200.00

Payments

Type	Description	Amount
Billed	750930	$200.00
Total		$200.00

Job Balance: $0.00

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

MYCORPORATION.COM
26520 AGOURA RD
CALABASAS, CA 91302

May 23, 2007

Job Number: C20070522-2472

Job Contents:

NV Corp Filing Acknowledgement(s):	1
File Stamped Copy(s):	1
Corp Charter(s):	1
ILO-ALO Profit(s):	1

Special Handling Instructions:

24/FSC/UPS 1Z F73 085 22 1009 772 0/ 05-23-07/TAG

MYCORPORATION.COM
26520 AGOURA RD
CALABASAS, CA 91302